UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): September 24, 2005

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056 (Zip Code)
(Address of principal executive offices)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01 Other Events

On September 24, 2005, Omega Protein Corporation’s Cameron, Louisiana and Abbeville, Louisiana fish processing facilities were damaged by Hurricane Rita. The full extent of the damage is not yet known. No injuries to personnel located at the facilities were reported as a result of the hurricane.

Based on preliminary reports, the Company believes that the Cameron facility will not be re-opened for the remainder of the 2005 Gulf fishing season which ends in late October. The Company is currently assessing whether the Abbeville facility will be re-opened prior to the end of the 2005 fishing season. The Cameron facility accounted for approximately 22% of the Company’s total production tonnage in 2004. The Abbeville facility accounted for approximately 31% of the Company’s total production tonnage in 2004. As of September 24, 2005, the 2005 Gulf fishing season had approximately five weeks remaining.

Based on preliminary information, the Company also believes that some fish meal inventory was adversely impacted by the hurricane but that no fish oil inventory was damaged. The Company’s inventory warehouse facilities in East Dubuque, Illinois; Guntersville, Alabama; St. Louis, Missouri; Avondale, Louisiana; Gretna, Louisiana and Norfolk, Virginia were unaffected by the hurricane.

Based on preliminary reports, the Company believes that its fishing vessels were not materially impacted.

The Company expects that it will incur a variety of costs, including clean-up and debris removal costs, associated with the hurricane. The Company believes that portions of these costs, property damages and lost inventory claims should be covered by insurance, but the nature and extent of insurance coverage is still being evaluated. The Company does not maintain business interruption insurance.

The Company estimates that the event will likely require another recognition of an involuntary conversion of assets (in addition to the Moss Point, Mississippi facility claim previously reported) that would be realized in the third quarter 2005 reporting period. The Company currently is unable to estimate the amount of this involuntary conversion.

Special Note Regarding Forward-Looking Statements.

Information included in this Form 8-K includes forward-looking statements. The words “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “will,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in the forward-looking statements as a result of important risk factors including, but not limited to, actual or alleged damage or destruction of property, inventory, equipment or the environment, insurance recoveries and suspension of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: September 26, 2005	/s/ John D. Held
John D. Held Executive Vice President, General Counsel and Secretary